                                                                    EXHIBIT 99.3













                              UNION CITY MOB

               Statement of Revenue in Excess of Certain Expenses

                     For the year ended December 31, 2004

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT



The Board of Trustees
Windrose Medical Properties Trust:


We have audited the accompanying statement of revenue in excess of certain expenses of Union City MOB described in Note 1 for the year ended December 31, 2004. This statement is the responsibility of Windrose Medical Properties Trust's (Company) management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue in excess of certain expenses is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue in excess of certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Form 8-K/A of the Company, as described in Note 2 to the statement of revenue in excess of certain expenses. It is not intended to be a complete presentation of Union City MOB's revenue and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenue in excess of certain expenses, as described in Note 2, of Union City MOB for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.


/s/ KPMG LLP


Indianapolis, Indiana
July 6, 2005

                                 UNION CITY MOB

               Statement of Revenue in Excess of Certain Expenses
              For the Three Months Ended March 31, 2005 (Unaudited) And for the Year Ended December 31, 2004 (Audited)




                                                       FOR THE THREE        FOR THE
                                                        MONTHS ENDED       YEAR ENDED
                                                          MARCH 31,       DECEMBER 31,
                                                            2005              2004
                                                         (UNAUDITED)       (AUDITED)
                                                         -----------      ------------
Revenue:
   Rental income, including recoveries from tenants        $297,354        1,313,750
                                                           --------        ---------
Certain expenses:
   Property taxes                                            13,170           51,684
   Property operating                                        67,040          226,524
                                                           --------        ---------
                                                             80,210          278,208
                                                           --------        ---------
              Revenue in excess of certain expenses        $217,144        1,035,542
                                                           ========        =========

          See accompanying notes to the statement of revenue in excess of certain expenses.

                                 UNION CITY MOB

        Notes to Statement of Revenue in Excess of Certain Expenses for
               the Three Months Ended March 31, 2005 (Unaudited)
                    and for the Year Ended December 31, 2004 (Audited)

(1)    OPERATING PROPERTIES

       The Statement of Revenue in Excess of Certain Expenses for the year ended December 31, 2004 (audited) and the three months ended March 31, 2005 (unaudited) relates to the operations of Union City MOB, which has been acquired by Windrose Medical Properties Trust (the Company). The property was acquired on July 14, 2005 and is located in Union City, TN.

(2)    BASIS OF PRESENTATION

       The accompanying statement of revenue in excess of certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Form 8-K/A to be filed by the Company. Accordingly, the statement is not representative of the actual results of operations of Union City MOB for the three months ended March 31, 2005 and the year ended December 31, 2004 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

        -  Depreciation and amortization

        -  Interest expense

        - Other costs not directly related to the proposed future operations of the Union City MOB

(3)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    REVENUE RECOGNITION

              Rental income from leases with scheduled rental increases during their term are recognized for financial reporting purposes on a straight-line basis.

       (b)    USE OF ESTIMATES

              Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue in excess of certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

       (e)    UNAUDITED INTERIM STATEMENT

              The statement of revenue in excess of certain expenses for the three months ended March 31, 2005 is unaudited. In the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the statement for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year for Union City MOB.

(4)    RENT REVENUE

       Space is leased to tenants under various operating leases with initial terms ranging from 120 to 122 months. The leases provide for reimbursement of real estate taxes, common area maintenance and certain other operating expenses.

                                 UNION CITY MOB

        Notes to Statement of Revenue in Excess of Certain Expenses for
               the Three Months Ended March 31, 2005 (unaudited)
                    and for the Year Ended December 31, 2004 (audited)



       Future minimum rentals to be received under noncancelable operating leases in effect at December 31, 2004 are as follows:


               2005                          $1,043,372
               2006                           1,074,673
               2007                           1,106,914
               2008                             585,813
               2009                             326,223
               Thereafter                       232,799
                                             ----------
                                             $4,369,794
                                             ==========




(5)    CONCENTRATION OF CREDIT RISK

       At December 31, 2004, one tenant accounted for approximately 18% of total rental income, including recoveries from tenants.











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